EXHIBITS TO BE FILED BY EDGAR



Exhibits
                  G     -     Financial Data Schedule.

                  H     -     GPU Actual and Pro Forma Capitalization Table.

                  I     -     Proposed Notice.

            (b)   Financial Statements:

                  1     -     JCP&L Balance  Sheets,  actual and pro forma, as
                              at June  30,  1999,  Statements  of  Income  and
                              Retained Earnings, actual and pro forma, for the twelve months ended June 30, 1999; pro forma journal entries.

                  2     -     GPU Consolidated  Financial Statements have been
                              omitted as the proposed transactions will not have a material effect thereto.